UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

5401 E. Independence Boulevard, Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sonic Automotive, Inc. (“Sonic”) established objective criteria for the determination of performance-based cash bonuses for 2005 for Messrs. O. Bruton Smith, B. Scott Smith, Jeffrey C. Rachor, E. Lee Wyatt, Jr. and Mark J. Iuppenlatz. Except as otherwise indicated below, these cash bonuses will be awarded pursuant to the Sonic Automotive, Inc. Incentive Compensation Plan (“Incentive Compensation Plan”).

The specific annual performance goals established by the Committee are based upon the achievement of defined earnings per share levels and customer satisfaction performance. If the minimum performance level specified by the Compensation Committee for a particular performance component is not achieved, the executive officers will not receive any cash bonus for that performance component pursuant to the Incentive Compensation Plan.

Under the earnings per share component, Messrs. Bruton Smith, Scott Smith, Rachor, and Wyatt will be eligible to receive a cash bonus ranging from 40% to a maximum of 120% of his respective annual base salary, if Sonic achieves the defined earnings per share target levels. Mr. Iuppenlatz will be eligible to receive a cash bonus ranging from 30% to a maximum of 90% of his annual base salary, if Sonic achieves the defined earnings per share target levels.

Under the customer satisfaction performance component, Messrs. Bruton Smith, Scott Smith, Rachor and Wyatt will be eligible to receive a cash bonus ranging from 10% to a maximum of 30% of his respective annual base salary, if established percentages of Sonic’s dealerships exceed customer satisfaction performance objectives for Sonic’s major brands, as reported by the respective manufacturers for such brands. Mr. Iuppenlatz will not participate in the customer satisfaction component of the plan, but instead will be eligible to receive an additional cash bonus ranging from 20% to a maximum of 60% of his annual base salary based on additional objective, performance-based criteria to be established by Sonic’s President and Chief Operating Officer and Sonic’s Executive Vice President and Chief Financial Officer, which performance goals will be designed to align with Mr. Iuppenlatz’s job responsibilities as Sonic’s Executive Vice President of Corporate Development. This component of Mr. Iuppenlatz’s cash bonus will not be granted under the Incentive Compensation Plan.

Finally, the Compensation Committee increased the annual base salary for Mr. Bruton Smith by $50,000 to $1,100,000 and Mr. Scott Smith by $100,000 to $900,000. This was the first increase to these executive officers’ annual base salaries since 2002. The Compensation Committee did not increase Messrs. Rachor’s, Wyatt’s or Iuppenlatz’s annual base salary for 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: April 6, 2005

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